Exhibit 99.1

NEWS RELEASE

Contacts:

Cindy Resman	Jeff Warren
Public Relations	Investor Relations
+1-763-505-0291	+1-763-505-2696

MEDTRONIC REPORTS THIRD QUARTER EARNINGS

•	Revenue of $4.0 Billion Grew 4% on a Constant Currency Basis; 3% as Reported

•	International Revenue Grew 7% on a Constant Currency Basis; 5% as Reported

•	Emerging Market Revenue Grew 21% on a Constant Currency Basis; 20% as Reported

•	Non-GAAP Diluted EPS Growth of 11%; GAAP Diluted EPS Growth of 10%

•	Free Cash Flow of $1.4 Billion; GAAP Cash Flow from Operations of $1.5 Billion

MINNEAPOLIS – February 19, 2013 – Medtronic, Inc. (NYSE: MDT) today announced financial results for its third quarter of fiscal year 2013, which ended January 25, 2013.

The Company reported worldwide third quarter revenue of $4.027 billion, an increase of 4 percent on a constant currency basis after adjusting for a $41 million foreign currency impact, or a 3 percent increase as reported. As detailed in the attached table, third quarter net earnings and diluted earnings per share on a non-GAAP basis were $946 million and $0.93, an increase of 7 percent and 11 percent, respectively, over the same period in the prior year. As reported, third quarter net earnings were $988 million, or $0.97 per diluted share, an increase of 6 percent and 10 percent, respectively, over the same period in the prior year.

Third quarter international revenue of $1.856 billion increased 7 percent on a constant currency basis or 5 percent as reported. International sales accounted for 46 percent of Medtronic’s worldwide revenue in the quarter. Emerging market revenue of $475 million increased 21 percent on a constant currency basis or 20 percent as reported and represented 12 percent of Company revenue.

“We remain committed to delivering dependable growth in a changing healthcare environment as reflected in our third quarter performance,” said Omar Ishrak, Medtronic chairman and chief executive officer. “Several businesses and regions contributed to our steady growth this quarter, and we are focused on effectively managing headwinds and tailwinds to deliver balanced and consistent overall performance.”

Cardiac and Vascular Group

The Cardiac and Vascular Group includes the Cardiac Rhythm Disease Management (CRDM), Coronary, Structural Heart, and Endovascular businesses. The Group had worldwide sales in the quarter of $2.100 billion, representing an increase of 5 percent on a constant currency basis or 3 percent as reported. Group revenue performance was driven by solid growth on a constant currency basis in Coronary, Endovascular, Structural Heart, and AF Solutions, partially offset by declines in Implantable Cardioverter Defibrillators (ICDs). Group international sales of $1.198 billion increased 7 percent on a constant currency basis or 4 percent as reported.

CRDM revenue of $1.171 billion declined 1 percent on a constant currency basis or 2 percent as reported. Third quarter revenue from ICDs was $654 million, a decline of 2 percent on a constant currency basis, while Pacing revenue was $459 million, flat on a constant currency basis. AF Solutions had strong revenue growth driven by continued global acceptance of the Arctic Front Advance™ balloon with EvenCool™ Cryo Technology. CRDM international revenue was driven in part by the successful launch of the Advisa DR MRI™ SureScan™ pacing system in Japan, the first and only MR-Conditional pacemaker available in that market.

Coronary revenue of $445 million grew 19 percent on a constant currency basis or 16 percent as reported. Sales of drug-eluting stents increased 42 percent on a constant currency basis, driven by continued significant share gains of the Resolute® Integrity® drug-eluting stent in Japan and strong performances in the U.S. and other global markets.

Structural Heart revenue of $272 million grew 4 percent on a constant currency basis or 3 percent as reported. Growth was driven in part by sales of the CoreValve® transcatheter aortic heart valve. The Company anticipates entering the European transapical segment with a spring launch of the Engager™ aortic heart valve.

Endovascular revenue of $212 million grew 14 percent on a constant currency basis or 12 percent as reported. Growth was driven by the Valiant® Captivia® thoracic stent graft in several geographies. The Endurant® aortic stent graft continued to drive strong growth in Japan. The peripheral stent portfolio, including the Complete® SE vascular stent, also continued to drive global growth.

Restorative Therapies Group

The Restorative Therapies Group includes the Spine, Neuromodulation, Diabetes, and Surgical Technologies businesses. The Group had worldwide sales in the quarter of $1.927 billion, representing an increase of 3 percent on a constant currency basis or 2 percent as reported. Group revenue was driven by growth in Surgical Technologies, Neuromodulation, and Diabetes, partially offset by declines in bone morphogenetic protein (BMP) and balloon kyphoplasty (BKP). Group international sales of $658 million increased 8 percent on a constant currency basis or 6 percent as reported.

Spine revenue of $753 million declined 3 percent on a constant currency basis or 4 percent as reported, primarily driven by declines in BMP and BKP. Core Spine revenue of $639 million was flat on a constant currency basis. Excluding revenue from BKP, Core Spine grew in the low-single digits on a constant currency basis globally and in the U.S. The U.S. Core Spine business continued to stabilize, as new products and therapies are gaining broad surgeon acceptance. The Company is differentiating its Spine business through its focus on enabling technologies, including imaging, navigation, and powered surgical instruments. BMP revenue of $114 million declined 21 percent on a constant currency basis.

Surgical Technologies revenue of $350 million grew 10 percent on both a constant currency basis and as reported. Surgical Technologies revenue growth was driven by Midas Rex® powered surgical equipment, StealthStation® S7® surgical navigation systems, Aquamantys® bipolar sealers, and PEAK PlasmaBlade® electrosurgical products.

Neuromodulation revenue of $447 million increased 7 percent on both a constant currency basis and as reported. Growth was driven by solid new implant growth of Activa® deep brain stimulation systems, strong sales of InterStim® Therapy for both urinary and bowel indications, and continued strong U.S. adoption of the RestoreSensor® spinal cord stimulator, with its proprietary AdaptiveStim® technology.

Diabetes revenue of $377 million grew 3 percent on both a constant currency basis and as reported. Growth in the quarter was driven by strong sales of continuous glucose monitoring (CGM) products. Insulin pump system growth slowed in the quarter, as the Company is awaiting approval of its new products, the MiniMed® 530G in the U.S. and MiniMed® 640G in Europe.

Revenue Outlook and Earnings per Share Guidance

The Company today reiterated its revenue outlook and diluted earnings per share (EPS) guidance for fiscal year 2013. For fiscal year 2013, the Company continues to expect full-year revenue growth in the range of 3 to 4 percent on a constant currency basis. For fiscal year 2013, the Company continues to expect diluted EPS in the range of $3.66 to $3.70, which implies annual diluted EPS growth in the range of 6 to 7 percent.

“We are playing a leading role in transforming global healthcare by implementing our long-term strategies of economic value and globalization,” said Ishrak. “We are only at the beginning of establishing our track record, but we believe that crisp execution of both our baseline and long-term growth strategies, combined with strong and disciplined capital allocation, will enable us to create long-term dependable value in healthcare.”

Webcast Information

Medtronic will host a webcast today, Feb. 19, at 8 a.m. EST (7 a.m. CST), to provide information about its businesses for the public, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Events & Presentations” section of the Investors portion of the Medtronic website.

Financial Schedules

To view the third quarter financial schedules, click here or visit www.medtronic.com/newsroom.

About Medtronic

Medtronic, Inc., is the world’s leading medical technology company — alleviating pain, restoring health, and extending life for people with chronic disease.

This press release contains forward-looking statements related to product growth drivers, market position, strategies for growth, and Medtronic’s future results of operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements.

Earnings per share guidance excludes any unusual charges or gains that might occur during the fiscal year and the impact of the non-cash charge for convertible debt interest expense. The guidance provided only reflects information available to Medtronic at this time.

Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” and not on a constant currency basis. References to quarterly figures increasing or decreasing are in comparison to the third quarter of fiscal year 2012.

-end-

MEDTRONIC, INC.

WORLD WIDE REVENUE

(Unaudited)

	FY12	FY12	FY12	FY12	FY12	FY13	FY13	FY13	FY13	FY13
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :
CARDIAC RHYTHM DISEASE MANAGEMENT	$1,253	$1,268	$1,192	$1,295	$5,007	$1,193	$1,227	$1,171	$—	$3,591
Defibrillation Systems	697	708	674	744	2,822	675	689	654	—	2,019
Pacing Systems	508	511	467	492	1,978	463	480	459	—	1,401
AF & Other	48	49	51	59	207	55	58	58	—	171
CORONARY	$389	$376	$382	$450	$1,598	$433	$429	$445	$—	$1,307
STRUCTURAL HEART	$275	$266	$265	$289	$1,094	$280	$271	$272	$—	$823
ENDOVASCULAR	$186	$188	$190	$219	$783	$209	$210	$212	$—	$631

CARDIAC & VASCULAR GROUP	$2,103	$2,098	$2,029	$2,253	$8,482	$2,115	$2,137	$2,100	$—	$6,352

SPINE	$825	$839	$784	$818	$3,267	$786	$782	$753	$—	$2,320
Core Spine	651	675	640	677	2,643	645	649	639	—	1,932
BMP	174	164	144	141	624	141	133	114	—	388
NEUROMODULATION	$397	$421	$419	$463	$1,700	$419	$454	$447	$—	$1,320
DIABETES	$355	$367	$367	$392	$1,481	$364	$378	$377	$—	$1,119
SURGICAL TECHNOLOGIES	$266	$298	$319	$371	$1,254	$324	$344	$350	$—	$1,019

RESTORATIVE THERAPIES GROUP	$1,843	$1,925	$1,889	$2,044	$7,702	$1,893	$1,958	$1,927	$—	$5,778

TOTAL CONTINUING OPERATIONS	$3,946	$4,023	$3,918	$4,297	$16,184	$4,008	$4,095	$4,027	$—	$12,130

ADJUSTMENTS :
CURRENCY IMPACT (1)						$(119)	$(118)	$(41)		$(279)

COMPARABLE OPERATIONS (1)	$3,946	$4,023	$3,918	$4,297	$16,184	$4,127	$4,213	$4,068	$—	$12,409

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.

U.S. REVENUE

(Unaudited)

	FY12	FY12	FY12	FY12	FY12	FY13	FY13	FY13	FY13	FY13
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :
CARDIAC RHYTHM DISEASE MANAGEMENT	$649	$667	$619	$650	$2,584	$623	$645	$595	$—	$1,864
Defibrillation Systems	411	423	396	417	1,647	399	411	383	—	1,194
Pacing Systems	217	220	197	205	838	196	202	182	—	580
AF & Other	21	24	26	28	99	28	32	30	—	90
CORONARY	$90	$85	$82	$125	$383	$144	$139	$134	$—	$417
STRUCTURAL HEART	$100	$98	$97	$103	$398	$102	$102	$96	$—	$299
ENDOVASCULAR	$76	$81	$79	$87	$322	$81	$83	$77	$—	$241

CARDIAC & VASCULAR GROUP	$915	$931	$877	$965	$3,687	$950	$969	$902	$—	$2,821

SPINE	$589	$599	$555	$557	$2,300	$558	$549	$522	$—	$1,631
Core Spine	429	450	426	431	1,736	430	430	422	—	1,284
BMP	160	149	129	126	564	128	119	100	—	347
NEUROMODULATION	$272	$295	$287	$315	$1,170	$295	$324	$309	$—	$927
DIABETES	$214	$228	$226	$238	$906	$215	$229	$223	$—	$666
SURGICAL TECHNOLOGIES	$156	$184	$200	$224	$765	$209	$218	$215	$—	$642

RESTORATIVE THERAPIES GROUP	$1,231	$1,306	$1,268	$1,334	$5,141	$1,277	$1,320	$1,269	$—	$3,866

TOTAL CONTINUING OPERATIONS	$2,146	$2,237	$2,145	$2,299	$8,828	$2,227	$2,289	$2,171	$—	$6,687

ADJUSTMENTS :
CURRENCY IMPACT						$—	$—	$—	$—	$—

COMPARABLE OPERATIONS	$2,146	$2,237	$2,145	$2,299	$8,828	$2,227	$2,289	$2,171	$—	$6,687

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.

INTERNATIONAL REVENUE

(Unaudited)

($ millions)	FY12 QTR 1	FY12 QTR 2	FY12 QTR 3	FY12 QTR 4	FY12 Total	FY13 QTR 1	FY13 QTR 2	FY13 QTR 3	FY13 QTR 4	FY13 Total
REPORTED REVENUE :
CARDIAC RHYTHM DISEASE MANAGEMENT	$604	$601	$573	$645	$2,423	$570	$582	$576	$—	$1,727
Defibrillation Systems	286	285	278	327	1,175	276	278	271	—	825
Pacing Systems	291	291	270	287	1,140	267	278	277	—	821
AF & Other	27	25	25	31	108	27	26	28	—	81
CORONARY	$299	$291	$300	$325	$1,215	$289	$290	$311	$—	$890
STRUCTURAL HEART	$175	$168	$168	$186	$696	$178	$169	$176	$—	$524
ENDOVASCULAR	$110	$107	$111	$132	$461	$128	$127	$135	$—	$390

CARDIAC & VASCULAR GROUP	$1,188	$1,167	$1,152	$1,288	$4,795	$1,165	$1,168	$1,198	$—	$3,531

SPINE	$236	$240	$229	$261	$967	$228	$233	$231	$—	$689
Core Spine	222	225	214	246	907	215	219	217	—	648
BMP	14	15	15	15	60	13	14	14	—	41
NEUROMODULATION	$125	$126	$132	$148	$530	$124	$130	$138	$—	$393
DIABETES	$141	$139	$141	$154	$575	$149	$149	$154	$—	$453
SURGICAL TECHNOLOGIES	$110	$114	$119	$147	$489	$115	$126	$135	$—	$377

RESTORATIVE THERAPIES GROUP	$612	$619	$621	$710	$2,561	$616	$638	$658	$—	$1,912

TOTAL CONTINUING OPERATIONS	$1,800	$1,786	$1,773	$1,998	$7,356	$1,781	$1,806	$1,856	$—	$5,443

ADJUSTMENTS :
CURRENCY IMPACT (1)						$(119)	$(118)	$(41)	$—	$(279)

COMPARABLE OPERATIONS (1)	$1,800	$1,786	$1,773	$1,998	$7,356	$1,900	$1,924	$1,897	$—	$5,722

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Three months ended		Nine months ended
	January 25,	January 27,	January 25,	January 27,
	2013	2012	2013	2012
	(in millions, except per share data)
Net sales	$4,027	$3,918	$12,130	$11,887

Costs and expenses:
Cost of products sold	999	931	2,992	2,842
Research and development expense	376	364	1,148	1,097
Selling, general, and administrative expense	1,401	1,371	4,223	4,161
Certain litigation charges, net	—	—	245	—
Acquisition-related items	(55)	15	(44)	(1)
Amortization of intangible assets	88	84	247	255
Other expense, net	17	67	119	316
Interest expense, net	46	33	103	103

Total costs and expenses	2,872	2,865	9,033	8,773

Earnings from continuing operations before income taxes	1,155	1,053	3,097	3,114

Provision for income taxes	167	208	599	587

Earnings from continuing operations	988	845	2,498	2,527

Discontinued operations, net of tax:
Earnings from operations of Physio-Control	—	15	—	32
Physio-Control divestiture-related costs	—	(9)	—	(17)
Deferred income tax benefit on sale	—	84	—	84

Earnings from discontinued operations	—	90	—	99

Net earnings	$988	$935	$2,498	$2,626

Basic earnings per share
Earnings from continuing operations	$0.98	$0.80	$2.45	$2.39

Net earnings	$0.98	$0.89	$2.45	$2.48

Diluted earnings per share
Earnings from continuing operations	$0.97	$0.80	$2.43	$2.37

Net earnings	$0.97	$0.88	$2.43	$2.47

Basic weighted average shares outstanding	1,012.5	1,054.4	1,020.7	1,058.5
Diluted weighted average shares outstanding	1,021.0	1,060.2	1,028.7	1,064.1

Cash dividends declared per common share	$0.2600	$0.2425	$0.7800	$0.7275

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS

TO CONSOLIDATED NON-GAAP NET EARNINGS

(Unaudited)

(in millions, except per share data)

	Three months ended
	January 25,		January 27,		Percentage
	2013		2012		Change
Net earnings, as reported	$988		$935		6%
Certain acquisition-related items	(57	)(a)	15	(c)
Physio-Control divestiture-related items	—		(75	)(d)
Impact of authoritative convertible debt guidance on interest expense, net	15	(b)	13	(b)

Non-GAAP net earnings	$946		$888	(e)	7%

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS

TO CONSOLIDATED NON-GAAP DILUTED EPS

(Unaudited)

	Three months ended
	January 25,		January 27,		Percentage
	2013		2012		Change
Diluted EPS, as reported	$0.97		$0.88		10%
Certain acquisition-related items	(0.06	)(a)	0.01	(c)
Physio-Control divestiture-related items	—		(0.07	)(d)
Impact of authoritative convertible debt guidance on interest expense, net	0.01	(b)	0.01	(b)

Non-GAAP diluted EPS	$0.93	(1)	$0.84	(1)(e)	11%

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01, and therefore, may not sum.

(a) The $57 million ($0.06 per share) after-tax ($55 million pre-tax) certain acquisition-related items, net gain includes $70 million after-tax ($70 million pre-tax) net income related to the change in fair value of contingent milestone payments associated with acquisitions subsequent to April 29, 2009, $10 million after-tax ($10 million pre-tax) of certain acquisition-related costs from the November 2012 acquisition of China Kanghui Holdings, and a $3 million after-tax ($5 million pre-tax) IPR&D impairment charge related to a recent acquisition in the Structural Heart business. The change in fair value of contingent milestone payments is primarily related to the change in fair value of Ardian, Inc. contingent commercial milestone payments, which are based on annual revenue growth through fiscal year 2015, due to current slower commercial ramp in Europe and protracted U.S. regulatory process. The certain acquisition-related costs from the acquisition of China Kanghui Holdings included banker, legal, and other professional service fees. In addition to disclosing certain acquisition-related items that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(b) The Financial Accounting Standards Board (FASB) authoritative guidance for convertible debt accounting has resulted in an after-tax impact to net earnings of $15 million ($0.01 per share) and $13 million ($0.01 per share) for the three months ended January 25, 2013 and January 27, 2012, respectively. The pre-tax impact to interest expense, net was $23 million and $21 million for the three months ended January 25, 2013 and January 27, 2012, respectively. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(c) The $15 million ($0.01per share) after-tax ($15 million pre-tax) certain acquisition-related items include charges related to the change in fair value of contingent milestone payments associated with acquisitions subsequent to April 29, 2009. In addition to disclosing certain acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(d) The $75 million ($0.07 per share) after-tax ($12 million pre-tax expense) net benefit from Physio-Control divestiture-related items include an $84 million deferred income tax benefit partially offset by $9 million after-tax ($12 million pre-tax) of transaction costs. The deferred income tax benefit was recorded in accordance with U.S. GAAP as the Company was required to establish a deferred tax asset on the difference between its tax and book basis in the shares of Physio-Control, up to the expected amount of gain, at the point in time the Company classified Physio-Control as held for sale in the third quarter of fiscal year 2012. In the fourth quarter of fiscal year 2012 when the Company recorded the Physio-Control disposition, the Company wrote-off the deferred tax asset with a corresponding deferred income tax expense. In addition to disclosing Physio-Control divestiture-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding Physio-Control divestiture-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates Physio-Control divestiture-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(e) Included in our non-GAAP net earnings is $15 million ($0.01 per share) after-tax ($23 million pre-tax) income from the operations of the Physio-Control business for the three months ended January 27, 2012, which is included in earnings from discontinued operations on our condensed consolidated statements of earnings. The Company has included this income in its non-GAAP net earnings as the disposition did not occur until the fourth quarter of fiscal year 2012 and thus the income was earned through the operations of the Company. Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the net impact of including the operating income of the Physio-Control business. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS

TO CONSOLIDATED NON-GAAP NET EARNINGS

(Unaudited)

(in millions, except per share data)

	Nine months ended
	January 25,		January 27,		Percentage
	2013		2012		Change
Net earnings, as reported	$2,498		$2,626		-5%
Certain litigation charges, net	235	(a)	—
Certain acquisition-related items	(46)	(b)	32	(d)
Physio-Control divestiture-related items	—		(67)	(e)
Impact of authoritative convertible debt guidance on interest expense, net	44	(c)	39	(c)

Non-GAAP net earnings	$2,731		$2,630	(f)	4%

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS

TO CONSOLIDATED NON-GAAP DILUTED EPS

(Unaudited)

	Nine months ended (2)
	January 25,		January 27,		Percentage
	2013		2012		Change
Diluted EPS, as reported	$2.43		$2.47		-2%
Certain litigation charges, net	0.23	(a)	—
Certain acquisition-related items	(0.04)	(b)	0.03	(d)
Physio-Control divestiture-related items	—		(0.06)	(e)
Impact of authoritative convertible debt guidance on interest expense, net	0.04	(c)	0.04	(c)

Non-GAAP diluted EPS	$2.65	(1)	$2.47	(1)(f)	7%

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01, and therefore, may not sum.

(2)	The data in this schedule has been intentionally rounded and therefore the first, second, and third quarter data may not sum to the fiscal year to date totals.

(a) The $235 million ($0.23 per share) after-tax ($245 million pre-tax) certain litigation charges, net relates to an accounting charge for probable and reasonably estimable patent litigation with Edwards Lifesciences, Inc. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(b) The $46 million ($0.04 per share) after-tax ($44 million pre-tax) certain acquisition-related items, net gain includes $67 million after-tax ($67 million pre-tax) net income related to the change in fair value of contingent milestone payments associated with acquisitions subsequent to April 29, 2009, $13 million after-tax ($13 million pre-tax) of certain acquisition-related costs from the November 2012 acquisition of China Kanghui Holdings, a $5 million after-tax ($5 million pre-tax) net charge for an adjustment of transaction costs related to the divestiture of the Physio-Control business that occurred in the fourth quarter of fiscal year 2012, and a $3 million after-tax ($5 million pre-tax) IPR&D impairment charge related to a recent acquisition in the Structural Heart business. The change in fair value of contingent milestone payments is primarily related to the change in fair value of Ardian, Inc. contingent commercial milestone payments, which are based on annual revenue growth through fiscal year 2015, due to current slower commercial ramp in Europe and protracted U.S. regulatory process. The certain acquisition-related costs from the acquisition of China Kanghui Holdings included banker, legal, and other professional service fees. In addition to disclosing certain acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(c) The Financial Accounting Standards Board (FASB) authoritative guidance for convertible debt accounting has resulted in an after-tax impact to net earnings of $44 million ($0.04 per share) and $39 million ($0.04 per share) for the nine months ended January 25, 2013 and January 27, 2012, respectively. The pre-tax impact to interest expense, net was $69 million and $63 million for the nine months ended January 25, 2013 and January 27, 2012, respectively. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(d) The $32 million ($0.03 per share) after-tax ($32 million pre-tax) certain acquisition-related items include charges related to the change in fair value of contingent milestone payments associated with acquisitions subsequent to April 29, 2009. In addition to disclosing certain acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(e) The $67 million ($0.06 per share) after-tax ($24 million pre-tax expense) net benefit from Physio-Control divestiture-related items include an $84 million deferred income tax benefit partially offset by $17 million after-tax ($24 million pre-tax) of transaction costs. The deferred income tax benefit was recorded in accordance with U.S. GAAP as the Company was required to establish a deferred tax asset up to the expected amount of gain, at the point in time the Company classified Physio-Control as held for sale in the third quarter of fiscal year 2012. In the fourth quarter of fiscal year 2012 when the Company recorded the Physio-Control disposition, the Company wrote-off the deferred tax asset with a corresponding deferred income tax expense. In addition to disclosing Physio-Control divestiture-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding Physio-Control divestiture-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates Physio-Control divestiture-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(f) Included in our non-GAAP net earnings is $32 million ($0.03 per share) after-tax ($48 million pre-tax) income from the operations of the Physio-Control business for the nine months ended January 27, 2012, which is included in earnings from discontinued operations on our condensed consolidated statements of earnings. The Company has included this income in its non-GAAP net earnings as the disposition did not occur until the fourth quarter of fiscal year 2012 and thus the income was earned through the operations of the Company. Additionally, included in our non-GAAP net earnings for the nine months ended January 27, 2012 is a $5 million after-tax ($5 million pre-tax) charge for transaction costs incurred related to the acquisitions of Salient Surgical Technologies, Inc. (Salient) and PEAK Surgical, Inc. (PEAK), and a non-cash gain of $38 million after-tax ($38 million pre-tax) related to previously held investments in Salient and PEAK, which are included in acquisition-related items on our condensed consolidated statements of earnings. The Company has included these items in its non-GAAP net earnings to offset the dilution to fiscal year 2012 net earnings in the second-half of the fiscal year from Salient and PEAK operations. Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the net impact of including the operating income of the Physio-Control business and the net impact of the Salient and PEAK acquisitions. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

MEDTRONIC, INC.

RECONCILIATION OF WORLDWIDE REVENUE GROWTH TO CONSTANT CURRENCY GROWTH

(Unaudited)

(in millions)

	Three months ended			Currency Impact		Constant
	January 25,	January 27,	Reported	on Growth (a)		Currency
	2013	2012	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Defibrillation Systems	$654	$674	(3)%	$(7)	(1)%	(2)%
Pacing Systems	459	467	(2)	(6)	(2)	—
AF & Other	58	51	14	(1)	(2)	16

Cardiac Rhythm Disease Management	1,171	1,192	(2)	(14)	(1)	(1)
Coronary	445	382	16	(8)	(3)	19
Structural Heart	272	265	3	(4)	(1)	4
Endovascular	212	190	12	(4)	(2)	14

Cardiac & Vascular Group	2,100	2,029	3	(30)	(2)	5

Core Spine	639	640	—	(4)	—	—
BMP	114	144	(21)	—	—	(21)

Spine	753	784	(4)	(4)	(1)	(3)
Neuromodulation	447	419	7	(3)	—	7
Diabetes	377	367	3	(2)	—	3
Surgical Technologies	350	319	10	(2)	—	10

Restorative Therapies Group	1,927	1,889	2	(11)	(1)	3

Total	$4,027	$3,918	3%	$(41)	(1)%	4%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.

RECONCILIATION OF INTERNATIONAL REVENUE GROWTH TO CONSTANT CURRENCY GROWTH

(Unaudited)

(in millions)

	Three months ended			Currency Impact		Constant
	January 25,	January 27,	Reported	on Growth (a)		Currency
	2013	2012	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Defibrillation Systems	$271	$278	(3)%	$(7)	(3)%	—%
Pacing Systems	277	270	3	(6)	(2)	5
AF & Other	28	25	12	(1)	(4)	16

Cardiac Rhythm Disease Management	576	573	1	(14)	(2)	3
Coronary	311	300	4	(8)	(2)	6
Structural Heart	176	168	5	(4)	(2)	7
Endovascular	135	111	22	(4)	(3)	25

Cardiac & Vascular Group	1,198	1,152	4	(30)	(3)	7

Core Spine	217	214	1	(4)	(2)	3
BMP	14	15	(7)	—	—	(7)

Spine	231	229	1	(4)	(2)	3
Neuromodulation	138	132	5	(3)	(2)	7
Diabetes	154	141	9	(2)	(2)	11
Surgical Technologies	135	119	13	(2)	(2)	15

Restorative Therapies Group	658	621	6	(11)	(2)	8

Total	$1,856	$1,773	5%	$(41)	(2)%	7%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.

RECONCILIATION OF EMERGING MARKET REVENUE GROWTH TO CONSTANT CURRENCY GROWTH

(Unaudited)

(in millions)

	Three months ended			Currency Impact		Constant
	January 25,	January 27,	Reported	on Growth (a)		Currency
	2013	2012	Growth	Dollar	Percentage	Growth (a)
Emerging Market Revenue (b)	$475	$395	20%	$(3)	(1)%	21%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.
(b)	Emerging Market Revenue includes revenues from Asia Pacific (except Australia, Japan, Korea, and New Zealand), Central and Eastern Europe, Greater China, Latin America, the Middle East and Africa, and South Asia.

MEDTRONIC, INC.

RECONCILIATION OF OPERATING CASH FLOW TO FREE CASH FLOW

(Unaudited)

(in millions)

	Nine months ended January 25, 2013	Six months ended October 26, 2012	Three months ended January 25, 2013
Net cash provided by operating activities	$3,696	$2,167	$1,529
Additions to property, plant, and equipment	(336)	(211)	(125)

Free cash flow (a)	$3,360	$1,956	$1,404

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider free cash flow. In addition, Medtronic management uses free cash flow to evaluate operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. Medtronic calculates free cash flow by subtracting property, plant, and equipment additions from operating cash flows.

MEDTRONIC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	January 25, 2013	April 27, 2012
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$1,298	$1,248
Short-term investments	1,166	1,344
Accounts receivable, less allowances of $106 and $100, respectively	3,532	3,808
Inventories	1,889	1,800
Deferred tax assets, net	552	640
Prepaid expenses and other current assets	712	675

Total current assets	9,149	9,515
Property, plant, and equipment	6,136	5,796
Accumulated depreciation	(3,634)	(3,323)

Property, plant, and equipment, net	2,502	2,473
Goodwill	10,341	9,934
Other intangible assets, net	2,758	2,647
Long-term investments	9,321	7,705
Long-term deferred tax assets, net	496	504
Other assets	382	305

Total assets	$34,949	$33,083

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$4,104	$3,274
Accounts payable	569	565
Accrued compensation	864	912
Accrued income taxes	207	65
Deferred tax liabilities, net	10	33
Other accrued expenses	1,204	1,008

Total current liabilities	6,958	5,857
Long-term debt	7,314	7,359
Long-term accrued compensation and retirement benefits	838	759
Long-term accrued income taxes	1,002	1,005
Long-term deferred tax liabilities, net	639	611
Other long-term liabilities	362	379

Total liabilities	17,113	15,970
Commitments and contingencies

Shareholders’ equity:
Preferred stock—par value $1.00	—	—
Common stock—par value $0.10	101	104
Retained earnings	18,207	17,482
Accumulated other comprehensive loss	(472)	(473)

Total shareholders’ equity	17,836	17,113

Total liabilities and shareholders’ equity	$34,949	$33,083

MEDTRONIC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended
	January 25, 2013	January 27, 2012
	(in millions)
Operating Activities:
Net earnings	$2,498	$2,626
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	610	633
Amortization of discount on senior convertible notes	69	63
Acquisition-related items	(67)	32
Provision for doubtful accounts	34	49
Deferred income taxes	39	(181)
Stock-based compensation	119	124
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	255	(124)
Inventories	(58)	(202)
Accounts payable and accrued liabilities	(25)	74
Other operating assets and liabilities	68	571
Certain litigation charges, net	245	—
Certain litigation payments	(91)	(239)

Net cash provided by operating activities	3,696	3,426
Investing Activities:
Acquisitions, net of cash acquired	(820)	(556)
Additions to property, plant, and equipment	(336)	(374)
Purchases of marketable securities	(7,746)	(5,714)
Sales and maturities of marketable securities	6,396	4,495
Other investing activities, net	(4)	(32)

Net cash used in investing activities	(2,510)	(2,181)
Financing Activities:
Acquisition-related contingent consideration	(17)	(62)
Change in short-term borrowings, net	766	222
Payments on long-term debt	(10)	(24)
Dividends to shareholders	(797)	(769)
Issuance of common stock	158	67
Repurchase of common stock	(1,247)	(780)

Net cash used in financing activities	(1,147)	(1,346)
Effect of exchange rate changes on cash and cash equivalents	11	(91)

Net change in cash and cash equivalents	50	(192)
Cash and cash equivalents at beginning of period	1,248	1,382

Cash and cash equivalents at end of period	$1,298	$1,190

Supplemental Cash Flow Information
Cash paid for:
Income taxes	$422	$226
Interest	226	197